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EXHIBIT 10.30
REPAYMENT AND MUTUAL RELEASE AGREEMENT

        This REPAYMENT AND MUTUAL RELEASE AGREEMENT ("Agreement") is executed as of this    th day of April, 2002, by and among IFR SYSTEMS, INC. (the "Borrower"), IFR AMERICAS, INC. and IFR FINANCE, INC. (together, the "Subsidiary Obligors"), the financial institutions parties to the Credit Agreement referred to below as lenders (the "Lenders"), and BANK ONE, NA, formerly known as THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as contractual representative (the "Agent"). Terms defined in the Credit Agreement identified below shall have the meanings set forth in such Credit Agreement unless such terms are otherwise specifically defined herein.

WITNESSETH:

        WHEREAS, the Borrower has entered into (i) that certain Amended and Restated Credit Agreement dated as of March 19, 1998, by and among the Borrower, the Lenders and the Agent, as amended by an Amendment No. 1 and Waiver dated as of November 3, 1998, an Amendment No. 2 dated as of March 31, 1999, an Amendment No. 3 dated as of June 25, 1999, an Amendment No. 4 dated as of October 15, 1999, an Amendment No. 5 dated as of June 15, 2000, an Amendment No. 6 dated as of June 29, 2001, a Forbearance Agreement and Amendment No. 7 dated as of December 21, 2001, an Amendment No. 1 to Forbearance Agreement and Amendment No. 8 to Credit Agreement dated as of March 4, 2002, and an Amendment No. 2 to Forbearance Agreement and Amendment No. 9 to Credit Agreement dated as of March 31, 2002 (as so modified, the "Credit Agreement"), pursuant to which the Lenders have extended loans and other financial accommodations to or for the benefit of the Borrower and (ii) certain other Loan Documents executed and delivered in connection with the Credit Agreement;

        WHEREAS, the Subsidiary Obligors have entered into certain Loan Documents executed and delivered in connection with the Credit Agreement;

        WHEREAS, the Borrower has advised the Agent and the Lenders that the Borrower will be entering into a transaction a portion of the proceeds of which in an amount equal to $48,800,000 plus the unpaid portion of amounts due under Amendment No. 9 to the Credit Agreement as provided in Amendment No. 9 to the Credit Agreement plus the amount of all unpaid reasonable fees and expenses of counsel to the Agent payable pursuant to Section 10.7 of the Credit Agreement (the "Payoff Amount") will be distributed to the Agent for the ratable benefit of the Agent and the Lenders in full satisfaction of the Borrower's and the Subsidiary Obligors' Obligations under the Loan Documents (such date of distribution being the "Payoff Date"); and

        WHEREAS, the Borrower, the Subsidiary Obligors, the Lenders and the Agent have agreed to terminate the Credit Agreement and other Loan Documents executed and delivered in connection therewith concurrent with the Agent's receipt of the Payoff Amount as aforesaid and on the terms and conditions set forth herein;

        NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties hereto hereby acknowledges and agrees as follows:

        1.    Incorporation of Premises; Termination.    The premises set forth above are hereby incorporated herein by this reference thereto as if fully set forth herein. This Agreement shall automatically terminate concurrently with the termination of the "Forbearance Period" under (and as defined in) the Forbearance Agreement and Amendment No. 7 to the Credit Agreement (as amended, the "Forbearance Agreement"), unless on or prior to such date the Agent shall have received the Payoff Amount.

        2.    Amount of Obligations.    The total of all of the Obligations due under the Credit Agreement plus all Hedging Obligations due under the Interest Rate Agreements between the Company and Bank One, NA, if paid on or prior to 12:00 noon (Chicago time) on April 8, 2002, is $83,548,017.35 in the aggregate (with a per diem equal to $15,427.43 for each additional day thereafter) as described on Schedule 1 attached hereto (the "Identified Obligations"), which amount includes all principal, accrued interest, reasonable fees, expenses, costs, prepayment penalties, make-whole premiums, liquidated damages and other amounts payable pursuant to the Credit Agreement and the other Loan Documents (other than the reasonable fees and expenses of counsel to the Agent to be included in the Payoff Amount).

        3.    Release of the Lender Parties.    Effective upon delivery by the Borrower to the Agent of the Payoff Amount and receipt of a counterpart of this Agreement executed on behalf of the Lenders and Agent and redelivery to the Borrower (or its designee) by the Agent of all of the share certificates of the Borrower's Subsidiaries previously delivered to the Agent pursuant to the Loan Documents (the "Subsidiary Share Certificates"), the Borrower and the Subsidiary Obligors, for themselves and on behalf of their respective participants, parent, subsidiary and affiliate corporations, officers, directors, managers, shareholders, unitholders, employees, and their respective predecessors, successors and assigns (collectively, the "Borrower Releasors"), do hereby forever (i) release, discharge and acquit the Agent, each Lender and each of their respective participants, parents, subsidiaries and affiliate corporations or partnerships, and their respective officers, directors, partners, trustees, shareholders, agents, attorneys and employees, and their respective successors, heirs and assigns (collectively, the "Lender Parties") of and from any and all claims, demands, liabilities, responsibilities, disputes, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action (whether at law or in equity), debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, rights of offset, losses and expenses, indebtedness and obligations of every type, kind, nature, description or character, and irrespective of how, why or by reason of what facts, whether such claims have heretofore arisen, are now existing or hereafter arise, or which could, might or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, fixed or contingent, against the Lender Parties or any of them, each as though fully set forth herein at length, which in any way arise out of, are connected with or in any way relate to the loans and other financial accommodations made pursuant to and evidenced by the Credit Agreement or other Loan Documents as well as any actions or omissions by any person or entity released hereunder which occurred on or prior to the Payoff Date with respect to the Borrower, the Subsidiary Obligors, the Secured Obligations, this Agreement, the Credit Agreement, any Loan Document or any third parties liable in whole or in part for the Secured Obligations, any and all guaranties of the Secured Obligations and/or any and all Collateral for the Secured Obligations (collectively, "Borrower Claims") and (ii) agree not to bring any action in any judicial, administrative or other proceeding against the Lender Parties, or any of them, alleging any such Borrower Claim or otherwise arising in connection with any such Borrower Claim. For purposes of the release contained in this paragraph, any reference to any Borrower Releasor shall mean and include, as applicable, such person's or persons' successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession, acting on behalf of such parties.

        4.    Release of Borrower Parties.    Effective upon receipt by the Agent of the Payoff Amount and a counterpart of this Agreement executed on behalf of the Borrower and each Subsidiary Obligor, each of the Lenders and the Agent, for and on behalf of their respective officers, directors, employees, and their predecessors, successors and assigns (collectively, the "Lender Releasors"), does hereby forever (i) release, discharge and acquit the Borrower, each Subsidiary Obligor, Aeroflex Incorporated ("Aeroflex") and Testco Acquisition Corp. ("Acquisition") and each of their respective participants, parents, affiliates subsidiaries and affiliate corporations or partnerships, and their respective officers, directors, partners, trustees, shareholders, agents, attorneys and employees, and their respective successors, heirs and assigns (collectively, the "Borrower Parties") of and from any and all claims, demands, liabilities, responsibilities, disputes, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, cause or causes of action (whether at law or in equity), debts, sums of money, accounts, compensations, contracts, controversies, promises, damages, costs, rights of offset, losses and expenses, indebtedness and obligations of every type, kind, nature, description or character, and irrespective of how, why or by reason of what facts, whether such claims have heretofore arisen, are now existing or hereafter arise, or which could, might or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, matured or unmatured, fixed or contingent, against the Borrower Parties or any of them, each as though fully set forth herein at length, which in any way arise out of, are connected with or in any way relate to the loans and other financial accommodations (other than with respect to all usual and customary service charges, transfer fees and account maintenance fees charged by any Lender with respect to accounts maintained by any Borrower Party at such Lender) made pursuant to and evidenced by the Credit Agreement and the other Loan Documents as well as any actions or omissions of any person or entity released hereunder which occurred on or prior to the Payoff Date with respect to the Borrower, the Subsidiary Obligors, Aeroflex, Acquisition, the Secured Obligations (including, without limitation, all Hedging Obligations owing under any Interest Rate Agreements to any Lender or any affiliate of any Lender), this Agreement, the Credit Agreement, any Loan Document or any third parties liable in whole or in part for the Obligations, any and all guaranties of the Secured Obligations and/or any and all Collateral for the Secured Obligations (collectively, "Lender Claims"), except the obligations under Section 10.7 of the Credit Agreement in accordance with the terms thereof (other than with respect to the Identified Obligations), and (ii) agree not to bring any action in any judicial, administrative or other proceeding against the Borrower Parties, or any of them, alleging any such Lender Claim or otherwise arising in connection with any such Lender Claim. For purposes of the release contained in this paragraph, any reference to any Lender Releasor shall mean and include, as applicable, such person's or persons' successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession, acting on behalf of such parties. Concurrently with the Agent's receipt of the Payoff Amount, (i) all liens, claims, pledges, encumbrances, right, title and interest in and to all Collateral securing the Secured Obligations and each Guaranty shall be automatically and irrevocably released, terminated and satisfied, and (ii) the Agent shall redeliver to the Borrower the Subsidiary Share Certificates. The Agent has caused UCC amendments terminating the UCC financing statements currently of record in favor of the Agent on behalf of the Lenders to be prepared, and, promptly upon receipt of notice that the Agent has received the Payoff Amount, the Agent shall cause such UCC amendments to be duly filed and recorded in the appropriate recording offices. The undersigned agree to execute and deliver such further instruments and documents, and to take any other actions, which are reasonably required to evidence the consummation of the payoff and the termination of the security interests and liens contemplated hereby.

        5.    Waiver of Statutory Benefits.    It is the intent of the parties that except as otherwise set forth herein, the foregoing shall be effective as a full and final accord and satisfaction of all claims hereby released and each of the parties hereto hereby agrees, represents and warrants that the matters released herein are not limited to matters which are known or disclosed. In this connection, each of the parties hereto hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now existing and unknown to it may have given or may hereafter give rise to Borrower Claims or Lender Claims, as applicable, which are presently unknown, unsuspected, unliquidated, unmatured and/or contingent, and it further agrees, represents and warrants that this release has been negotiated and agreed upon in view of that realization. Nevertheless, each party hereto hereby intends to release, discharge and acquit the Lender Parties or Borrower Parties, as applicable, of and from any such unknown, unsuspected, unliquidated, unmatured and/or contingent Borrower Claims or Lender Claims, as applicable, which are in any way set forth in or related to the matters identified hereinabove. Each of the parties hereto hereby explicitly waives the benefits of any common law or statutory rule with respect to the release of such Borrower Claims or Lender Claims, as applicable.

        6.    No Waiver.    The acceptance of delivery of this Agreement by the Agent on behalf of the Lender Parties shall not be deemed or construed as an admission of liability with respect to the

Borrower Claims or otherwise by the Lender Parties, or any of them, and the Lender Parties hereby expressly deny liability of any nature whatsoever arising from or related to the subject of the release contained in this Agreement. The acceptance of delivery of this Agreement by the Borrower on behalf of the Borrower Parties shall not be deemed or construed as an admission of liability with respect to the Lender Claims or otherwise by the Borrower Parties, or any of them, and the Borrower Parties hereby expressly deny liability of any nature whatsoever arising from or related to the subject of the release contained in this Agreement.

        7.    Representations and Warranties; Covenants of Lenders.

  (a)
  Each of the parties hereto hereby agrees, represents and warrants that: (i) such party is legally authorized to enter into this Agreement; (ii) such party has not voluntarily, by operation of law or otherwise, assigned, conveyed, transferred or encumbered, either directly or indirectly, in whole or in part, any right to or interest in any of the Borrower Claims or Lender Claims, as applicable, purported to be released by this Agreement; (iii) such party has had advice of counsel of its or his own choosing in negotiations for and the preparation of this Agreement; (iv) such party is fully aware of the effect of releases such as that contained in this Agreement, and (v) this Agreement constitutes the valid and binding agreement of such party, enforceable in accordance with its terms.

  (b)
  The Agent represents and warrants to the Borrower, the Subsidiary Obligors, Aeroflex and Acquisition that all of the parties identified herein and signatory hereto as "Lenders" are (i) all of the Lenders, and (ii) in fact all of the Holders of Secured Obligations that are necessary to completely effectuate the Agreement.

  (c)
  Each of the Lenders (i) represents and warrants to the Borrower, the Subsidiary Obligors, Aeroflex and Acquisition that it has not assigned or sold any rights or participating interest in a Loan owing to such Lender, any Note held by such Lender, any L/C Interest of such Lender or any other interest of such Lender under the Loan Documents, and (ii) hereby agrees that, during the term of this Agreement, it shall not sell, assign or otherwise transfer any of the foregoing rights or interests unless the assignee thereof shall execute an addendum to this Agreement and to the Forbearance Agreement whereby such assignee shall become a party hereto and thereto and shall expressly agree to the terms and conditions set forth in this Agreement and in the Forbearance Agreement.

        8.    Further Assurances.    The parties hereto hereby agree to execute and deliver such further instruments and take such additional action as any other party hereto may reasonably request to effect, consummate, confirm or evidence the transactions contemplated hereby.

        9.    Choice of Law; Severability.    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF ILLINOIS APPLICABLE THERETO. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        10.  No Third Party Beneficiaries.    This Agreement is executed for the sole benefit of the Lender Parties, the Borrower Parties, Aeroflex and Acquisition and no other person, corporation, partnership or other entity not a party to or referenced in this Agreement shall have any rights herein as a third party beneficiary or otherwise, except to the extent specifically provided herein.

        11.  Effectiveness.    This Agreement shall become effective on the date first written hereinabove.

        12.  Counterparts.    This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

        13.  Section Titles.    The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever.

        14.  Entire Agreement.    This Agreement constitutes the entire agreement with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

        IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day and year first above written.

IFR SYSTEMS, INC.
By:

Name: Title:
IFR AMERICAS, INC., formerly known as IFR Instruments, Inc.
By:

Name: Title:
IFR FINANCE, INC.
By:

Name: Title:
BANK ONE, NA (formerly known as THE FIRST NATIONAL BANK OF CHICAGO), as Agent and as a Lender
By:

Name: Title:
INTRUST BANK, N.A., as a Lender
By:

Name: Title:

IFR Systems, Inc. Release Agreement

THE BANK OF NOVA SCOTIA, as a Lender
By:

Name: Title:
HARRIS TRUST AND SAVINGS BANK, as a Lender
By:

Name: Title:
THE ROYAL BANK OF SCOTLAND PLC as agent for NATIONAL WESTMINSTER BANK PLC, as a Lender
By:

Name: Title:
UNION BANK OF CALIFORNIA, N.A., as a Lender
By:

Name: Title:

IFR Systems, Inc. Release Agreement

LLOYDS TSB BANK PLC, as a Lender
By:

Name: Title:

Acknowledged and agreed as of the date first written above:

AEROFLEX INCORPORATED
By:

Name: Title:
TESTCO ACQUISITION CORP.
By:

Name: Title:

IFR Systems, Inc. Release Agreement

SCHEDULE I TO
REPAYMENT AND MUTUAL RELEASE AGREEMENT

Revolving Loans:	Principal Due: Interest Due:	$ $	23,000,000.00 620,190.96
	Total Due:			$23,620,190.96
Tranche A Term Loans:	Principal Due: Interest Due:	$ $	38,250,000.00 1,528,032.34
	Total Due:			$23,620,190.96
Tranche B Term Loans:	Principal Due: Interest Due:	$ $	16,885,000.00 840,708.97
	Total Due:			$17,725,708.97
Hedging Obligations:	Total Due:			$2,354,085.08
Administrative Agent Fee:	Total Due:			$70,000.00

	TOTAL DUE AS OF APRIL 8, 2002:			$83,548,017.35

Per Diem:
Revolving Loans: Tranche A Term Loans: Tranche B Term Loans:	$4,472.22 $3,517.71 $7,437.50

Total Per Diem:	$15,427.43

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EXHIBIT 10.30 REPAYMENT AND MUTUAL RELEASE AGREEMENT
SCHEDULE I TO REPAYMENT AND MUTUAL RELEASE AGREEMENT